Exhibit 10.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of August 15, 2011, is made and entered into by and among Hampshire Group, Limited, a Delaware corporation (“Parent”), RG Merger Sub, S.A., a Honduran sociedad anonima and a wholly owned subsidiary of Parent (“Merger Sub”), Rio Garment S. de R.L., a limited liability company organized under the Laws of the Republic of Honduras (the “Company”), and BGY II, LLC, a Delaware limited liability company in its capacity as the Equityholders’ Representative.

Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, Parent, Merger Sub, the Company, the Equityholders’ Representative and each of the Equityholders set forth on Schedule I to the Agreement entered into an Agreement and Plan of Merger, dated as of June 13, 2011 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement pursuant to Section 13.6 thereof.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Amendment to the Agreement.  Effective as of the date of this Amendment, the Agreement shall be amended as follows:

(a)           Section 12.1 thereof shall be amended to replace “August 15, 2011 (“Outside Date”)” with “August 31, 2011 (“Outside Date”); provided, that the Outside Date shall be automatically extended for 30 days if, on the Outside Date, the publication, registration or other statutory requirements under Honduran law to consummate the Merger have not been completed but each of the other conditions to the Closing set forth in Article X has been satisfied or waived (other than those conditions that can only be satisfied as of Closing) or remains capable of satisfaction;”

2.           Binding Effect.  This Amendment shall be binding upon and inure solely to the benefit of each party to the Agreement and its successors and permitted assigns.

3.           Severability.  In the event that any provision of this Amendment is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Amendment shall remain in full force and effect.

4.           Integration.  The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein.  In the event of any variation or inconsistency between any provision contained in this Amendment and any provision contained in the Agreement, the provision contained herein shall govern.  All references in the Agreement or any other agreements, instruments and documents executed and delivered in connection therewith to the “Agreement” shall be deemed to refer to the Agreement as amended hereby.

5.           Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

6.           No Other Amendments.  Except as expressly amended or modified hereby, the terms and conditions of the Agreement shall continue in full force and effect.

7.           Counterparts.  This Amendment may be executed by the Parties in one or more counterparts or duplicate originals, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.  The exchange of a fully executed Amendment (in counterpart or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the Parties.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, or have executed this Amendment in their individual capacities, as applicable, as of the date first above written.

PARENT:
HAMPSHIRE GROUP, LIMITED

By  /s/ Heath L. Golden
Name: Heath L. Golden
Title: President and Chief Executive Officer

MERGER SUB:
RG MERGER SUB, S.A.

By /s/ Heath L. Golden
Name: Heath L. Golden
Title:  Chairman and President

COMPANY:
RIO GARMENT S. DE R.L.

By /s/ Scott Rusczyk
Name: Scott Rusczyk
Title: President

EQUITYHOLDERS’ REPRESENTATIVE:
BGY II, LLC

By /s/ Paul Buxbaum
Name:  Paul Buxbaum
Title: Member

3